                                                                    Exhibit 20.1

                         CHASE MANHATTAN BANK USA, N.A.
                      MONTHLY CERTIFICATEHOLDER'S STATEMENT

                         CHASE CREDIT CARD MASTER TRUST
                                  SERIES 1996-2

                                                   Distribution Date: 07/15/2004

Section 5.2 - Supplement                                             Class A          Class B        Collateral            Total
------------------------------------------------------------------------------------------------------------------------------------
(i)       Monthly Principal Distributed                                    0.00             0.00             0.00              0.00

(ii)      Monthly Interest Distributed                             2,740,833.33       160,416.67        72,506.51      2,973,756.51
          Deficiency Amounts                                               0.00             0.00                               0.00
          Additional Interest                                              0.00             0.00                               0.00
          Accrued and Unpaid Interest                                                                        0.00              0.00

(iii)     Collections of Principal Receivables                    92,181,399.51     5,237,579.52     7,332,611.32    104,751,590.35

(iv)      Collections of Finance Charge Receivables                7,304,147.73       415,008.39       581,011.75      8,300,167.88

(v)       Aggregate Amount of Principal Receivables                                                               36,377,372,534.52

                                           Investor Interest     550,000,000.00    31,250,000.00    43,750,000.00    625,000,000.00
                                           Adjusted Interest     550,000,000.00    31,250,000.00    43,750,000.00    625,000,000.00

                                              Series
          Floating Investor Percentage                 1.72%             88.00%            5.00%            7.00%           100.00%
          Fixed Investor Percentage                    1.72%             88.00%            5.00%            7.00%           100.00%

(vi)      Receivables Delinquent (As % of Total Receivables)
                                  Current                                                                                    95.93%
                                  30 to 59 days                                                                               1.29%
                                  60 to 89 days                                                                               0.94%
                                  90 or more days                                                                             1.84%
                                                                                                                     ---------------
                                           Total Receivables                                                                100.00%

(vii)     Investor Default Amount                                  2,865,366.24       162,804.90       227,926.86      3,256,098.00

(viii)    Investor Charge-Offs                                             0.00             0.00             0.00              0.00

(ix)      Reimbursed Investor Charge-Offs/Reductions                       0.00             0.00             0.00              0.00

(x)       Net Servicing Fee                                          458,333.33        26,041.67        36,458.33        520,833.33

(xi)      Portfolio Yield (Net of Defaulted Receivables)                                                                      9.95%

(xii)     Portfolio Supplemented Yield                                                                                       10.46%

(xiii)    Reallocated Monthly Principal                                                     0.00             0.00              0.00

(xiv)     Closing Investor Interest (Class A Adjusted)           550,000,000.00    31,250,000.00    43,750,000.00    625,000,000.00

(xv)      LIBOR                                                                                                            1.23875%

(xvi)     Principal Funding Account Balance                                                                                    0.00

(xvii)    Accumulation Shortfall                                                                                               0.00

(xviii)   Principal Funding Investment Proceeds                                                                                0.00

(xix)     Principal Investment Funding Shortfall                                                                               0.00

(xx)      Available Funds                                          6,845,814.40       388,966.73       544,553.42      7,779,334.55

(xxi)     Certificate Rate                                             5.98000%         6.16000%         1.98875%

------------------------------------------------------------------------------------------------------------------------------------

                    By:
                           -------------------------
                    Name:  Patricia M. Garvey
                    Title: Vice President

                         CHASE MANHATTAN BANK USA, N.A.
                      MONTHLY CERTIFICATEHOLDER'S STATEMENT

                         CHASE CREDIT CARD MASTER TRUST
                                  SERIES 1996-3
                                                    Distribution Date: 7/15/2004

Section 5.2 - Supplement                                             Class A          Class B        Collateral            Total
------------------------------------------------------------------------------------------------------------------------------------
(i)       Monthly Principal Distributed                                    0.00             0.00             0.00              0.00

(ii)      Monthly Interest Distributed                             2,434,132.89       141,813.47        54,313.49      2,630,259.85
          Deficiency Amounts                                               0.00             0.00                               0.00
          Additional Interest                                              0.00             0.00                               0.00
          Accrued and Unpaid Interest                                                                  0.00              0.00

(iii)     Collections of Principal Receivables                    69,049,399.12     3,923,240.36     5,492,744.48     78,465,383.96

(iv)      Collections of Finance Charge Receivables                5,471,244.90       310,864.53       435,226.82      6,217,336.25

(v)       Aggregate Amount of Principal Receivables                                                               36,377,372,534.52

                                     Investor Interest           411,983,000.00    23,408,000.00    32,772,440.86    468,163,440.86
                                     Adjusted Interest           411,983,000.00    23,408,000.00    32,772,440.86    468,163,440.86

                                        Series
          Floating Investor Percentage                 1.29%             88.00%            5.00%            7.00%           100.00%
          Fixed Investor Percentage                    1.29%             88.00%            5.00%            7.00%           100.00%

(vi)      Receivables Delinquent (As % of Total Receivables)
                        Current                                                                                              95.93%
                        30 to 59 days                                                                                         1.29%
                        60 to 89 days                                                                                         0.94%
                        90 or more days                                                                                       1.84%
                                                                                                                   -----------------
                                     Total Receivables                                                                      100.00%

(vii)     Investor Default Amount                                  2,146,331.23       121,949.99       170,736.45      2,439,017.67

(viii)    Investor Charge-Offs                                             0.00             0.00             0.00              0.00

(ix)      Reimbursed Investor Charge-Offs/Reductions                       0.00             0.00             0.00              0.00

(x)       Net Servicing Fee                                          343,319.17        19,506.67        27,310.37        390,136.20

(xi)      Portfolio Yield (Net of Defaulted Receivables)                                                                      9.95%

(xii)     Portfolio Supplemented Yield                                                                                       11.48%

(xiii)    Reallocated Monthly Principal                                                     0.00             0.00              0.00

(xiv)     Closing Investor Interest (Class A Adjusted)           411,983,000.00    23,408,000.00    32,772,440.86    468,163,440.86

(xv)      LIBOR                                                                                                            1.23875%

(xvi)     Principal Funding Account Balance                                                                                    0.00

(xvii)    Accumulation Shortfall                                                                                               0.00

(xviii)   Principal Funding Investment Proceeds                                                                                0.00

(xix)     Principal Investment Funding Shortfall                                                                               0.00

(xx)      Available Funds                                          5,127,925.74       291,357.86       407,916.45      5,827,200.05

(xxi)     Certificate Rate                                             7.09000%         7.27000%         1.98875%

------------------------------------------------------------------------------------------------------------------------------------

                By:
                       -----------------------------
                Name:  Patricia M. Garvey
                Title: Vice President